UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2022 (August 7, 2022)

CyberOptics Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-16577	41-1472057
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification Number)

5900 Golden Hills Drive

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(763)-542-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Exchange on Which Registered:
Common Stock, no par value	CYBE	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

CyberOptics Corporation (the “Company”) entered into an Agreement and Plan of Merger dated as of August 7, 2022 (the “Merger Agreement”) with Nordson Corporation (“Parent”) and Meta Merger Company (“Merger Sub”), a wholly owned subsidiary of Parent. The Merger Agreement provides that, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

The Company’s Board of Directors (the “Company Board”) determined that the transactions contemplated by the Merger Agreement, including the Merger, are in the best interests of the Company and its shareholders, and approved the Merger Agreement and the transactions contemplated by the Merger Agreement. The Company Board also resolved to recommend that the Company’s shareholders vote to adopt and approve the Merger Agreement and the Merger.

Under the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of the Company (the “Company Common Stock”), subject to certain exceptions set forth in the Merger Agreement, will be canceled and extinguished and will be converted into the right to receive $54.00 in cash, without interest (the “Merger Consideration”).

At or immediately prior to the effective time of the Merger, the Company’s stock options will be treated in the following manner:

•	Each stock option that is vested immediately prior to the effective time of the Merger and each unvested stock option that is held by individuals who are employees immediately prior to the time of merger but will cease to be employees immediately following the merger will be cancelled and converted into the right to receive an amount in cash equal to the (i) the aggregate number of shares of Company Common Stock subject to such option, multiplied by (ii) the excess, if any, of the Merger Consideration over the per share exercise price for such stock option. Stock options held by individuals who remain in the employment of the surviving corporation and its subsidiaries as of the closing of the Merger, or who become employed by Parent or one of its subsidiaries, and are unvested at or immediately prior to the effective time of the Merger, will be converted into an option to acquire a number of Parent shares of common stock equal to the product of the number of shares of Company Common Stock subject to the option and a fraction, or equity exchange ratio, the numerator of which is the Merger Consideration and the denominator of which is the average of the volume weighted average price of a share of Parent common stock on NASDAQ (as reported by Bloomberg L.P. or such other authoritative source as mutually agreed between Parent and the Company) on each of the five consecutive trading days ending with the second complete trading day immediately prior to the closing date, with the number of shares rounded down to the nearest whole share. The exercise price for these converted options will equal the exercise price for each share of Company Common Stock subject to the Company option divided by the equity exchange ratio (rounded up to the nearest whole cent). Otherwise, each converted option will have substantially identical terms and conditions to those applicable to such Company option immediately prior to the Merger.

At or immediately prior to the effective time of the Merger, the Company’s full-value equity awards will be treated in the following manner:

•	Each restricted stock unit of the Company (a “Company RSU”) that is outstanding immediately prior to the effective time of the Merger will become fully vested and then will be canceled and converted into the right to receive an amount in cash equal to the Merger Consideration multiplied by the number of shares of Company Common Stock subject to such Company RSU.
•	Each outstanding unvested restricted stock award of the Company will be canceled in accordance with its terms.

With respect to the Company's Employee Stock Purchase Plan ("ESPP):

•	The Company shall take all requisite action with respect to the ESPP so that each individual participating in a Purchase Period (as defined in the ESPP) in progress on the date of the Merger Agreement will not be permitted to (i) increase their payroll contribution rate pursuant to the ESPP from the rate in effect as of the date of the Merger Agreement; or (ii) make separate non-payroll contributions to the ESPP on or following the date of the Merger Agreement. No individual who is not participating in the ESPP with respect to any current Purchase Period as of the date of the Merger Agreement will be allowed to commence participation in the ESPP following the date of the Merger Agreement. Prior to the effective time, the Company will take certain actions that may be necessary to, effective upon the consummation of the Merger, including (A) cause any Purchase Period that would otherwise be outstanding at the effective time to terminate no later than five days prior to the date on which the effective time occurs; (B) make any pro rata adjustments that may be necessary to reflect the shortened Purchase Period, but otherwise treat any shortened Purchase Period as a fully effective and completed Purchase Period for all purposes pursuant to the ESPP; and (C) cause the exercise (as of no later than one business day prior to the date on which the effective time occurs) of each outstanding purchase right pursuant to the ESPP. On such exercise date, the Company will apply the funds credited as of such date pursuant to the ESPP within each participant's payroll withholding account to the purchase of whole shares of Company Common Stock in accordance with the terms of the ESPP, as amended pursuant to the Merger Agreement, and each share purchased thereunder immediately prior to the effective time shall be shall be cancelled and converted automatically, in accordance with the procedures set forth in the Merger Agreement, into the right to receive from Parent and the surviving corporation, as promptly as reasonably practicable after the effective time, an amount in cash, without interest, equal to the Merger Consideration less any taxes required to be withheld. Immediately prior to and effective as of the effective time (but subject to the consummation of the Merger), the Company will terminate the ESPP.

Under the Merger Agreement, consummation of the Merger is subject to the satisfaction or waiver of customary closing conditions, including, among others: (i) adoption and approval of the Merger Agreement by the Company’s shareholders by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock; (ii) the absence of any legal restraint by a court or governmental authority of competent jurisdiction preventing, prohibiting or making illegal the consummation of the Merger; and (iii) the expiration or termination of the waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Merger Agreement contains customary representations, warranties and covenants made by each of the Company, Parent and Merger Sub, including, among others, covenants by the Company regarding the conduct of its business prior to the closing of the Merger. Beginning on the date of the Merger Agreement, the Company is subject to customary “no-shop” restrictions pursuant to which the Company is required, among other things, not to, directly or indirectly, solicit, initiate, or knowingly take any action to encourage or facilitate the submission of any Takeover Proposals (as defined in the Merger Agreement) and, subject to certain exceptions, not to engage in discussions or negotiations regarding, or furnish to any person any non-public information with respect to, any such Takeover Proposal. In addition, the Company has agreed that, subject to certain exceptions, the Company Board will not change, modify or withdraw its recommendation that the Company’s shareholders vote to adopt and approve the Merger Agreement. The Company has also agreed that, unless the Merger Agreement is validly terminated, the Company will file with the Securities and Exchange Commission (the “SEC”) a proxy statement in preliminary form relating to the adoption of the Merger Agreement by the Company’s shareholders as soon as reasonably practicable after the date of the Merger Agreement, and the Company will convene and hold a special meeting of the Company’s shareholders for the purpose of seeking the adoption of the Merger Agreement by the Company’s shareholders as soon as reasonably practicable after the date of the Merger Agreement.

Either the Company or Parent may terminate the Merger Agreement if, among certain other circumstances, (i) the Merger has not been consummated on or before March 7, 2023, (ii) a governmental entity has prohibited consummation of the Merger on a final and non-appealable basis, or (iii) the Company’s shareholders fail to adopt and approve the Merger Agreement. The Company may terminate the Merger Agreement in certain additional circumstances, including to allow the Company to enter into a definitive agreement for an alternative acquisition proposal that constitutes a Superior Proposal (as defined in the Merger Agreement). Parent may terminate the Merger Agreement in certain additional limited circumstances, including if the Company Board withdraws its recommendation that the Company’s shareholders vote to adopt and approve the Merger Agreement, or if the Company’s “no shop” restrictions are breached in any material respect. The Merger Agreement may also be terminated upon the mutual written consent of Parent and the Company.

Upon termination of the Merger Agreement under the limited specified circumstances, the Company will be required to pay Parent a termination fee of $12,471,727. Specifically, this termination fee is payable by the Company to Parent if the Merger Agreement is terminated by (i) Parent because the Company Board withdraws its recommendation that the Company’s shareholders vote to adopt and approve the Merger Agreement and the Merger; (ii) Parent because the Company’s “no shop” restrictions are breached in any material respect; or (iii) the Company to enter into a definitive agreement for a Superior Proposal. The termination fee will also be payable if the Merger Agreement is terminated in certain circumstances after a Takeover Proposal with respect to at least 50 percent of the Company’s stock or assets has been publically disclosed and not withdrawn and the Company subsequently enters into a definitive agreement providing for, or consummates, an alternative transaction with respect to at least 50 percent of the Company’s stock or assets within one year after termination of the Merger Agreement.

The Merger Agreement also provides that the Company, on one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 and is incorporated into this report by reference.

The Merger Agreement contains representations and warranties by each of Parent, Merger Sub and the Company. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•	may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement;
•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and
•	were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

Additional Information and Where to Find It

The Company, its directors and certain executive officers are participants in the solicitation of proxies from shareholders in connection with the proposed acquisition of the Company (the “Merger”). The Company plans to file a proxy statement (the “Merger Proxy Statement”) with the SEC in connection with the solicitation of proxies to approve the Merger. Craig D. Gates, Dr. Subodh K. Kulkarni, Dr. Vivek Mohindra, Cheryl Beranek and Dr. Cordell Hardy, all of whom are members of the Company Board, and Jeffrey Bertelsen who is the Company’s Vice President, Chief Financial Officer, Chief Operating Officer and Secretary, are participants in the Company’s solicitation. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Merger Proxy Statement and other relevant documents to be filed with the SEC in connection with the Merger. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2022 Annual Meeting of Shareholders (the “2022 Proxy Statement”), which was filed with the SEC on March 28, 2022. To the extent that holdings of the Company’s securities have changed since the amounts printed in the 2022 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Merger Proxy Statement with the SEC, the Company will mail the definitive Merger Proxy Statement and a proxy card to each shareholder entitled to vote at the special meeting to consider the Merger. SHAREHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Shareholders may obtain, free of charge, the preliminary and definitive versions of the Merger Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov). Copies of the Company’s definitive Merger Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the Merger will also be available, free of charge, at the Company’s investor relations website (https://www.cyberoptics.com/investors/) or by contacting the Company’s Investor Relations at (763) 542-5000.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding (i) the ability to obtain shareholder and regulatory approvals for the transaction with Nordson Corporation, or the possibility that such approvals may delay the transaction or that such regulatory approval may result in the imposition of conditions that cause the parties to abandon the transaction; (ii) the risk that a condition to closing of the merger may not be satisfied (iii) potential litigation relating to the proposed transaction that could be instituted against us or our directors; (iv) possible disruptions from the proposed transaction that could harm our business; (v) our ability to retain, attract and hire key personnel; (vi) potential adverse reactions or changes to relationships with customers, employees, suppliers resulting from the announcement or completion of the merger; (vii) potential business uncertainty, including changes to existing business relationships during the pendency of the merger that could affect our financial performance; and (viii) certain restrictions during the pendency of the merger that may impact our ability to pursue certain business opportunities or strategic transactions. Although we have made these statements based on our experience and expectations regarding future events, there may be events or factors that we have not anticipated and other risks and uncertainties detailed in the periodic reports that the Company files with the SEC, including the Company’s Annual Report on Form 10-K filed with the SEC on March 11, 2022, and Quarterly Report on Form 10-Q filed with the SEC on May 6, 2022, each of which may be obtained on the investor relations section of the Company’s website (https://www.cyberoptics.com/investors/). All forward-looking statements in this communication are based on information available to the Company as of the date of this communication, and the Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2022, the Company entered into an amendment to the Severance Pay Agreement (as amended) with Jeffrey A. Bertelsen which clarifies that, for purposes of calculating the cash severance amount payable to Mr. Bertelsen pursuant to such agreement, which payment is equal to one times Mr. Bertelsen’s annual compensation (determined by averaging his annual compensation over the three-year period preceding the calendar year in which the Change in Control occurs), Mr. Bertelsen’s “annual compensation” shall be the gross annual base salary and gross annual cash incentive bonus paid to Mr. Bertelsen during such three-year period.

Item 8.01. Other Items.

On August 8, 2022, the Company issued a press release announcing execution of the Merger Agreement. A copy of the press release is included as Exhibit 99.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 7, 2022, among CyberOptics Corporation, Nordson Corporation and Meta Merger Company*

10.1	Third Amendment to Severance Pay Agreement of Jeffrey A. Bertelsen

99.1	Press Release of the Company, dated August 8, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2022	CyberOptics Corporation

	By:	/s/ Jeffrey Bertelsen
Chief Financial Officer and Secretary